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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 15, 2004

NORTHWESTERN CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-692 (Commission File Number)	46-0172280 (IRS Employer Identification Number)

125 SOUTH DAKOTA AVENUE, SIOUX FALLS, SD 57104
(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (605) 978-2908

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

        On October 15, 2004, NorthWestern Corporation (the "Company") announced its intent to offer approximately $200,000,000 aggregate principal amount of its Senior Secured Notes due 2014 (the "Notes"), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

        The purpose of this Current Report on Form 8-K is to file as an exhibit a copy of the Company's press release, dated October 15, 2004, announcing such event. The descriptions herein of such press release are qualified in their entirety by reference to the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference.

        During the period of October 15-26, 2004, executives of the Company will speak to various members of the financial and investment community. A copy of current information regarding the Company given or to be given at these meetings is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

        The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

ITEM 9.01    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
EXHIBITS

EXHIBIT NUMBER	TITLE
99.1*	Press Release, dated October 15, 2004, of NorthWestern Corporation
99.2*	Current Information Regarding the Company

*
Filed herewith

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SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NorthWestern Corp. (Registrant)
By:	/s/ BRIAN B. BIRD Brian B. Bird Chief Financial Officer

October 15, 2004

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EXHIBIT INDEX

EXHIBIT NUMBER	TITLE
99.1*	Press Release, dated October 15, 2004, of NorthWestern Corporation
99.2*	Current Information Regarding the Company

*
Filed herewith

4

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SIGNATURES
EXHIBIT INDEX